UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

Pacific Gold Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-32629	98-0408708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 N. Rainbow Blvd. #2987 Las Vegas, Nevada 89107	89107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 416-214-1483

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 1, 2016 the Company’s subsidiary Retail Energy Corp. (“REC”) entered into an agreement to acquire a lease for an operating gas station and retail store in central Florida. The Acquisition is currently producing approximately $600,000 in revenues and over $200,000 in net income.

The lease is for 5 years with options for two additional 5 year periods. The acquisition price of the lease is $325,000, including $250,000 to be paid at closing and a $75,000, twelve month note with 6% interest. REC will also be required to provide gas and inventory deposits of $40,000 each.

Closing is scheduled for April 15th and the acquisition will be subject to diligence to be performed by REC as well as the Company raising the required capital to complete the transaction.

Item 99.1 Exhibit – Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GOLD CORP.

Date: March 1, 2016	By:	/S/ Robert Landau
Name: Robert Landau
Title: Chief Executive Officer